UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2021

SEQLL INC.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

317 New Boston Street, Suite 210 Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(zip code)

(781) 460-6016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SQL	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	SQLLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 31, 2021 (the “Closing Date”), SeqLL Inc., a Delaware corporation (the “Company”), sold an aggregate of 3,060,000 units at a price to the public of $4.25 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock at an exercise price of $4.25 per share (the “Warrants”), pursuant to that certain Underwriting Agreement, dated as of August 26, 2021 (the “Underwriting Agreement”), between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted the Representative a 45-day option to purchase up to 459,000 additional shares of Common Stock, and/or 459,000 additional Warrants, to cover over-allotments in connection with the Offering, which the Representative partially exercised to purchase 459,000 Warrants on the Closing Date.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-254886), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 31, 2021, as amended, and the Company’s registration statement on Form S-1MEF (File No. 333-259097), filed by the Company with the SEC under the Securities Act on August 26, 2021, each of which became effective on August 26, 2021.

On the Closing Date, the Company received gross proceeds of approximately $13 million, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses. The Company intends to use the net proceeds from the Offering primarily for expand its commercial operations to support life sciences research and applications development and for working capital and general corporate purposes. The Company issued a press release announcing the closing of the offering, which has been filed as Exhibit 99.1 to this report.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase up to a total of 153,000 shares of Common Stock (5% of the shares of Common Stock sold in the Offering). The Representative’s Warrants are exercisable at $4.675 per share of Common Stock and have a term of five years. The Representative’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after August 26, 2021. A copy of the form of the Representative’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

The total expenses of the Offering are estimated to be approximately $1.75 million, which included the Representative’s expenses relating to the Offering.

On August 31, 2021, the Company also entered into a Warrant Agency Agreement dated as of August 31, 2021 with VStock Transfer LLC (“Warrant Agency Agreement”), pursuant to which VStock Transfer LLC agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agency Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the above-mentioned SEC website or from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, or via telephone at (212) 895-3745.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agency Agreement (including the Warrants) and the Representative’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agency Agreement (including the Warrants) and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Offering, the Common Stock and Warrants began trading on The Nasdaq Capital Market on August 27, 2021 under the symbols “SQL” and “SQLLW,” respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the closing of the Offering, Dr. Patrice M. Milos, Ph.D. joined the Board of Directors of the Company. Dr. Milos will serve on the Board until the next annual meeting of stockholders of the Company at which directors are elected, at which time she is expected to stand for re-election. Biographical information regarding Dr. Milos is set forth below:

Patrice M. Milos, Ph.D., age 62, has, since September 2020, been Vice President, Scientific Operations of Pine Trees Health, Inc., a company that is developing a low-cost, rapid diagnostic testing platform for the detection of COVID-19. From October 2016 to September 2020, Dr. Milos was a co-founder, President and Chief Executive Officer of Medley-Genomics Inc., a company focused on using advanced data analytics to support better diagnosis and treatment of complex diseases. From May 2013 to January 2016, Dr. Milos was President and Chief Executive Officer of Claritas Genomics Inc., a subsidiary of Boston Children’s Hospital that provided commercial next-generation pediatric molecular diagnostic testing. Dr. Milos is also a member of the board of directors of 54Gene Inc., a U.S. and Nigeria-based startup that collects African genetic code for use in health research and drug development, Slater Technology Fund, a seed-stage venture investor in early-stage technology ventures, and RI Bio, a bioscience, biotech, health and life sciences industry network group dedicated to galvanizing collaboration among industry participants. Dr. Milos has received numerous awards and honors within the life sciences industry and has authored or co-authored over 40 biotech or life sciences publications. She earned a B.A. in biology and chemistry from The College of Saint Rose, a M.S. and Ph.D. in plant molecular genetics and biology from Rensselaer Polytechnic Institute and has completed Post-Doctoral work at Harvard University and Brown University in plant and mouse molecular genetics.

There are no arrangements or understandings between Dr. Milos and any other person or persons pursuant to which Dr. Milos was selected as a director of the Company. There are no current or proposed transactions in which Dr. Milos, or any member of the immediate family of Dr. Milos, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2021, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, a copy of which is filed as Exhibit 3.1 to this Current Report. In addition, in connection with the closing of the Offering, the Company’s Bylaws were amended and restated in their entirety as approved by the Company’s board of directors in connection with its approval of the certain matters relating to the Offering. A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 25, 2021 by and between SeqLL Inc. and Maxim Group LLC,, as representative of the underwriters named therein

3.1	Amended and Restated Certificate of Incorporation of SeqLL Inc.

3.2	Amended and Restated Bylaws of SeqLL Inc.

4.1	Representative’s Warrant dated August 31, 2021 issued to Maxim Group LLC

10.1	Warrant Agency Agreement dated as of August 31, 2021 between SeqLL Inc. and VStock Transfer LLC, including form of Warrant.

99.1	Press release dated August 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2021	SEQLL INC.

By:	/s/ Daniel Jones
Daniel Jones
Chief Executive Officer

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